UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2022

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 13, 2022, Rubius Therapeutics, Inc. (the “Company”) announced certain operational and organizational steps that it will undertake in connection with a new strategic reorganization plan and related cost-saving measures (collectively, the “Reorganization Plan”).

Under the Reorganization Plan, the Company plans to discontinue its ongoing clinical trials of RTX-240 and RTX-224 for the treatment of advanced solid tumors. Enrollment in the trials has been suspended and currently enrolled patients will continue to be dosed until disease progression or discontinuation. The Company will also reduce its overall workforce by approximately 75%, primarily consisting of employees who were focused on clinical development of RTX-240 and RTX-224, with the remainder coming from its manufacturing and general and administrative functions. This workforce reduction is expected to be substantially completed in November 2022. Additionally, the Company is exploring the sale of its manufacturing facility in Smithfield, Rhode Island.

The Company is unable as of the date of this filing to make a good faith determination of an estimate (1) of the total amount or range of charges expected to be recorded in connection with the major types of costs associated with the Reorganization Plan (such as one-time termination benefits, contract termination costs and other associated costs), (2) of the total amount or range of amounts expected to be incurred in connection with the Reorganization Plan or (3) of the amount or range of amounts of the charges that will result in future cash expenditures. Upon determination of such estimate or range of estimates, the Company will file an amended report on Form 8-K (or include such details in its next periodic report due to be filed under the Exchange Act, as appropriate) in connection with the Company’s determination of such an estimate or range of estimates.

Item 8.01. Other Events.

On September 13, 2022, the Company issued a press release announcing the Reorganization Plan, which press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding beliefs about and expectation for the Reorganization Plan, including associated costs, cost savings and timing. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, risks related to the substantial doubt about the Company’s ability to continue as a going concern given that it currently does not have adequate financial resources to fund its forecasted operating costs for at least 12 months; the Company’s ability to execute on and realize the expected benefits of the Reorganization Plan; the amount of debt the Company has outstanding and the lender’s rights under the loan facility filed as exhibits 10.12 through 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including the lender’s ability to accelerate amounts outstanding under the loan facility, or exert control over the Company’s cash accounts in connection with certain events of default, including a material adverse change in the Company’s business; the Company’s ability to pursue and secure financing to fund its operations; the Company’s ability to maintain its listing on the Nasdaq Stock Market, particularly in light of its recently disclosed deficiencies; those risks and uncertainties related to the development of the Company’s Red Cell Therapeutic product candidates and their therapeutic potential; risks related to the Company’s ability to execute on its plans and expectations and its analyses of clinical and preclinical data; and other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the quarter-ended June 30, 2022 and subsequent filings with the SEC. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Rubius Therapeutics, Inc. on September 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2022	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni
Chief Executive Officer